Exhibit 21

THE GILLETTE COMPANY - SUBSIDIARIES

Name                                                     Organized Under Laws Of
----------------------------------------------------     -----------------------
Gillette Argentina S.A.                                  Argentina
Gillette Australia Pty. Ltd.                             Australia
Duracell International GmbH                              Austria
NV Duracell Batteries S.A.                               Belgium
Duracell SpA                                             Italy
Gillette Berlin Holding GmbH                             Germany
  Its subsidiary:
   Gillette Deutschland GmbH & Co.                       Germany
Gillette Beteiligungs GmbH                               Germany
  Its subsidiary:
   Braun GmbH                                            Germany
     Its subsidiaries:
      Braun Electric Austria Gesellschaft mbH            Austria
      Braun Espanola, S.A.                               Spain
      Braun Ireland Ltd.                                 Ireland
      Braun de Mexico y Cia. de C.V.                     Mexico
Gillette do Brasil, Inc.                                 Delaware
  Its subsidiary:
   Gillette do Brasil Ltda.                              Brazil
Gillette Canada Holdings, Inc.                           Delaware
  Its subsidiary:
   Gillette Canada Company                               Nova Scotia
     Its subsidiaries:
      Oral-B Laboratories Pty. Limited                   Australia
      Oral-B Laboratories International Inc.             Delaware
Productos Gillette Chile Limitada                        Chile
Gillette China Limited                                   China
  Its subsidiary:
   Braun (Shanghai) Co. Ltd.                             China
Gillette de Colombia S.A.                                Colombia
Colton Gulf Coast, Inc.                                  Delaware
Colton North Central, Inc.                               Delaware
Gillette Czech Inc.                                      Delaware
Gillette Eastern Europe, Inc.                            Delaware
Gillette Group Danmark A/S                               Denmark
Gillette Group Finland Oy                                Finland
Gillette International B.V.                              Netherlands
  Its subsidiary:
   Grupo Gillette Espana S.L.                            Spain
Gillette Hong Kong Limited                               Hong Kong
Gillette Foreign Sales Corporation Limited               Jamaica
Gillette Korea Limited                                   Korea
Groupe Gillette France S.A.                              France

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Name                                                     Organized Under Laws Of
----------------------------------------------------     -----------------------
Gilfin B.V.                                              Netherlands
  Its subsidiary:
   Parkfin Limited                                       United Kingdom
Compania Giva, S.A.                                      Delaware
Compania Interamericana Gillette, S.A.                   Panama
Gillette Egypt S.A.E.                                    Egypt
Gillette Portuguesa, Limitada                            Portugal
Gillette Safety Razor Company                            Massachusetts
  Its subsidiary:
   Gillette Group Italy S.p.A                            Italy
Braun Gillette Japan Incorporated                        Delaware
Gillette Management Inc.                                 Delaware
Grupo Gillette S.A. de C.V.                              Mexico
  Its subsidiary:
   Gillette de Mexico S.A. de C.V.                       Mexico
Gillette Group Norge A/S                                 Norway
Gillette del Peru, Inc. and Lima Manufacturing Company   Delaware
  Partners in:
   Gillette del Peru, S.C.                               Peru
Gillette (Philippines), Inc.                             Philippines
Gillette Sanayi ve Ticaret A.S.                          Turkey
Duracell (S.E.A.) Pte. Ltd.                              Singapore
Gillette Group South Africa (pty) Limited                South Africa
Gillette South Asia Inc. and Saratoga Investment, Inc.   Delaware
  Their subsidiary:
   Gillette Group India Limited                          India
Gillette Group Sverige AB                                Sweden
Gillette Group Switzerland AG                            Switzerland
Gillette Industries Limited                              United Kingdom
  Its subsidiaries:
   Gillette Group UK Limited                             United Kingdom
   Gillette U.K. Limited                                 United Kingdom
   Braun (U.K.) Limited                                  United Kingdom
Gillette Petersburg Investment Inc.                      Delaware
  Its subsidiary:
   Petersburg Products International zao                 Russia
Gillette Poland S.A.                                     Poland
Gillette Home Diagnostics, Inc.                          Delaware
  Its subsidiary:
   Thermoscan Inc.                                       Delaware
Gillette Oral Care, Inc.                                 Delaware

All of the voting securities of each subsidiary listed above are owned by its parent company or parent partners. The percentage ownership in Gillette India Limited, Shenmei Daily Use Products Limited Company, Gillette (Shanghai) Limited, Gillette Pakistan Limited and Duracell (China) Limited is 75%, 75%, 70%, 76.8% and 90%, respectively.

There are a number of additional subsidiaries in the United States and foreign countries which, considered in the aggregate, do not constitute a significant subsidiary.